Exhibit 99.19

250 Royall Street, Suite V Canton MA 02021 Information Agent: Georgeson Inc. (866) 257-5415 SERITAGE GROWTH PROPERTIES SUBSCRIPTION RIGHTS CERTIFICATE FOR SERITAGE GROWTH PROPERTIES COMMON SHARES OFFER EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 2, 2015. IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE BOTH SIDES OF THIS CARD. As the registered owner of this Subscription Rights Certificate you are the holder of the number of Subscription Rights set forth below. As a holder of Subscription Rights, you are entitled to subscribe for the number of Class A common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), of Seritage Growth Properties, a Maryland real estate investment trust (the “Company”), pursuant to the Basic Subscription Right and upon the terms and conditions and at the Subscription Price for each Common Share specified in the Prospectus relating thereto. The Subscription Rights represented hereby include the Over-Subscription Privilege for holders of Subscription Rights, as described in the Prospectus. Pursuant to the Over-Subscription Privilege, holders of Subscription Rights who exercise their Basic Subscription Rights in full may also choose to subscribe for a portion of any Common Shares that other holders of Subscription Rights do not purchase through the exercise of their Basic Subscription Rights. However, in no circumstance will any holder be allocated Common Shares to the extent such allocation would result in such holder beneficially owning 9.6% or more of the outstanding Seritage Growth Common Shares (as calculated for certain federal income tax purposes), as described in the Prospectus. Registered owners of the common shares of Sears Holdings Corporation (“Sears Holdings”) will receive their basic and over-subscription shares via an uncertificated share credit to their existing accounts. Confirmation statements for basic and over-subscription share subscriptions reflecting uncertificated share credits will be delivered on the 3rd business day following the Expiration Date and after all over-subscription allocations have been effected. THE SUBSCRIPTION RIGHTS ARE TRANSFERABLE Payment must be in United States dollars, whereby only cashier’s or certified checks drawn upon a United States bank and made payable to Computershare Trust Company, N.A. (the “Subscription Agent”) will be accepted. Please reference your rights card control number on your cashier’s or certified check. The registered owner of this Subscription Rights Certificate named above, or its assignee, is entitled to the number of Subscription Rights shown below to subscribe for and purchase Common Shares. Sears Holdings will distribute to each holder of its common stock as of the Record Date one Subscription Right for each full share of common stock owned by that stockholder as of the Record Date. Pursuant to the Basic Subscription Right and upon the terms and conditions specified in the Prospectus, each Subscription Right will entitle its holder to purchase one half of one Common Share from the Company. Additionally, and as described in the Prospectus, holders of Subscription Rights who fully exercise all of their basic Subscription Rights, after giving effect to any purchases or sales of Subscription Rights by them prior to such exercise, may also make a request to purchase additional Common Shares, through exercise of the Over-Subscription Privilege, although neither Sears Holdings nor the Company can assure you that any over-subscriptions will be filled. To subscribe for additional Common Shares pursuant to the Over-Subscription Privilege, you must pay the Subscription Price for each Common Share you wish to purchase, subject to the terms of the Over-Subscription Privilege as described in the Prospectus. Holders of Sears Holdings common stock as of the Record Date who participate in the Rights Offering will receive their basic and over-subscription shares via an uncertificated share credit to their existing accounts. Any refund in connection with an over-subscription will be returned, without interest or penalty, as soon as practicable after the expiration of the Rights Offering and after all over-subscription allocations have been effected. This Subscription Rights Certificate may be transferred by duly completing and signing the assignment on the reverse side hereof. All capitalized terms not defined in this Subscription Rights Certificate shall have the meanings ascribed to them in the Prospectus. ADDITIONAL INFORMATION For a more complete description of the terms and conditions of this Rights Offering, please refer to the Prospectus. Additional copies of the Prospectus are available upon request from the information agent, Georgeson Inc., at (866) 257-5415 (toll-free) or emailing SearsSeritageOffer@Georgeson.com. You are encouraged to contact Georgeson Inc. if you have any questions concerning this Rights Offering. Holder ID COY Class Rights Qty Issued Rights Cert # [ ] BBX Subscription Rights [ ] [ ] Signature of Owner and U.S. Person for Tax Certification Signature of Co-Owner (if more than one registered holder listed) Date (mm/dd/yyyy)

To subscribe for your basic shares please complete line “A” on the card below. If you are not subscribing for your full Basic Subscription, check box “D” below and we will attempt to sell any remaining unexercised Subscription Rights. To subscribe for any over-subscription shares please complete line “B” below. Please Note: Pursuant to the Over-Subscription Privilege, only holders of Subscription Rights who exercise their Basic Subscription Rights in full may also choose to subscribe for a portion of any Common Shares that other holders of Subscription Rights do not purchase through the exercise of their Basic Subscription Rights. Payment of Shares: Full payment for both the basic and over-subscription shares must accompany this subscription. Please reference your rights certificate number on your cashier’s or certified check. If the aggregate Subscription Price paid by a holder of Subscription Rights is insufficient to purchase the number of Common Shares that the holder indicates are being subscribed for, or if a holder of Subscription Rights does not specify the number of Common Shares to be purchased, then the holder of Subscription Rights will be deemed to have exercised first, the Basic Subscription Right (if not already fully exercised) and second, the Over-Subscription Privilege to purchase Common Shares to the full extent of the payment rendered. If the aggregate Subscription Price paid by a holder of Subscription Rights exceeds the amount necessary to purchase the number of Common Shares for which the holder of Subscription Rights has indicated an intention to subscribe, such excess will be returned to such holder of Subscription Rights, without interest or penalty, as soon as practical following the expiration of the Rights Offering. FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THIS RIGHTS OFFERING, PLEASE REFER TO THE COMPANY’S PROSPECTUS, WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT, GEORGESON INC., BY CALLING TOLL-FREE AT (866) 257-5415 OR EMAILING SearsSeritageOffer@Georgeson.com. Please complete all applicable information and return to the Subscription Agent: COMPUTERSHARE TRUST COMPANY, N.A. By Registered Certified or Express Mail: By Overnight Courier: Computershare Computershare c/o Voluntary Corporate Actions c/o Voluntary Corporate Actions P.O. Box 43011 250 Royall Street Providence, RI 02940-3011 Suite V Canton, MA 02021 Delivery of this Subscription Rights Certificate to an address other than as set forth above does not constitute a valid delivery. A. Exercise of Basic Subscription Rights (1 Subscription Right = one half of one share) x 0.5* = (no. of rights) (no. of shares) x $29.58 per whole share = $ (no. of shares) (Subscription Price) (Cost for Basic Subscription Shares) *Fractional shares resulting from the exercise of Basic Subscription Rights will be eliminated by rounding down to the nearest whole share. B. Exercise Over-Subscription Privilege* x $29.58 per share = $ (no. of shares) (Subscription Price) (Cost for Over- Subscription Shares) * The Over-Subscription Privilege may only be exercised if the Basic Subscription Right is exercised in full. C. Total Amount Enclosed: = $ (Cost for Total Subscription Shares) SECTION 1. TO SUBSCRIBE: I acknowledge that I have received the Prospectus for the Rights Offering and I hereby irrevocably subscribe for the number of Common Shares indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus and incorporated by reference herein, receipt of which is acknowledged. I hereby agree that if I fail to pay in full for the Common Shares for which I have subscribed, the Company may exercise any of the remedies provided for in the Prospectus. TO SELL: If I have checked the box on line D, I authorize the sale of Subscription Rights by the Subscription Agent according to the procedures described in the Prospectus. Print full name of Assignee and Social Security Number Address for delivery of certificate representing Unexercised Subscription Rights D. Sell any Unexercised Remaining Subscription Rights E. Deliver a certificate representing Unexercised Subscription Rights to the Assignee at the address in Section 1 F. Transfer Subscription Rights to the Transferee designated in Section 2 below SECTION 2. TO TRANSFER RIGHTS: (Per Line F): For value received, of the Subscription Rights represented by this Form of Exercise, Sale or Transfer are assigned to: Print full name of Assignee and Social Security Number Print Full Address Signature(s) of Assignor(s) The signature(s) on this Form of Exercise, Sale or Transfer must correspond with the name(s) of the registered holder(s) exactly as it appears on the face of the Subscription Rights Certificate without any alteration or change whatsoever. In the case of joint registered holders, each person must sign this Form of Exercise, Sale or Transfer in accordance with the foregoing. If you sign this Form of Exercise, Sale or Transfer in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other fiduciary or representative, you must indicate the capacity in which you are signing when you sign and, if requested by the Subscription Agent in its sole and absolute discretion, you must present to the Subscription Agent satisfactory evidence of your authority to sign in that capacity. If you wish to transfer your Subscription Rights, then your signature must be guaranteed by an Eligible Guarantor Institution, as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, which may include: (a) a commercial bank or trust company; (b) a member firm of a domestic stock exchange; or (c) a savings bank or credit union. Signature (name of bank or firm): Guaranteed by (signature/title): If permanent change of address, check here: Daytime telephone number: ( ) Evening telephone number: ( ) Email address: DELIVERY OF THIS FORM OF EXERCISE, SALE OR TRANSFER TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.